BYLAWS

				   OF

			GILBERT ASSOCIATES, INC.

				 OFFICES

     1. The registered office of the corporation in the State of Delaware shall be established and maintained at the principal business office of the individual or corporation acting as the corporation's registered agent in said State.

     2. The corporation may have offices at such other place or places as the Board of Directors may from time to time determine or the business of the corporation may require.


				  SEAL

     3. The corporate seal shall have the name of the corporation, the year of its organization and the words "CORPORATE SEAL, DELAWARE" inscribed thereon. If authorized by the Board of Directors, the corporate seal may be affixed to any certificates of stock, bonds, debentures, notes or other engraved, lithographed or printed instruments, by engraving, lithographing or printing thereon such seal or a facsimile thereof, and such seal or facsimile thereof so engraved, lithographed or printed thereon shall have the same force and effect, for all purposes, as if such corporate seal had been affixed thereto by indentation.


			 STOCKHOLDERS' MEETINGS

     4. All meetings of the stockholders shall be held at such time and place as may be fixed by the Board of Directors.

     5. The annual meeting of stockholders shall be held on the first Friday in May in each year, if not a legal holiday, and if a legal holiday, then on the next succeeding business day, when the stockholders shall elect by a plurality vote, by ballot, a Board of Directors of the corporation and transact such other business as may properly be brought before the meeting; provided that, if the Board of Directors shall determine that in any year it is not convenient or advisable to hold the meeting on such day, then in such year the annual meeting shall instead be held on such other day, not more than thirty days before or ninety days after the first Friday in May and not a legal holiday, as the Board of Directors shall prescribe. All meetings of stockholders shall be presided over by the Chairman of the Board, if present, and otherwise by the President or the Executive Vice President, except when by statute the election of a presiding officer shall be required.

     6. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite for and shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by law, by the Certificate of Incorporation, or by these Bylaws. If, however, a quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting, until a quorum shall be present; provided that, if the adjournment is for more than thirty days, or if after adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At such adjourned meeting at which a quorum shall be present, in person or by proxy, any business may be transacted which might have been transacted at the meeting as originally noticed.

     7. For all purposes including the election of each director, at every meeting of the stockholders, each holder of Class B Common Stock of the corporation shall be entitled to one vote in person or by proxy (appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three years prior to said meeting) for each share of such stock registered in his name on the books of the corporation; provided, however, that (except where the transfer books of the corporation shall have been closed or a date shall have been fixed as a record date for the determination of the stockholders entitled to vote, as hereinafter provided) no share of stock shall be voted at any election for directors which has been transferred on the books of the corporation within twenty days next preceding such election. The vote for directors and, upon the demand of any stockholder, the vote upon any question before the meeting, shall be by ballot. All elections shall be determined and all questions decided by a plurality vote.

     8. A complete list of the stockholders entitled to vote at the ensuing election of directors, arranged in alphabetical order, with the residence of each and the number of voting shares held by each, shall be prepared by the Secretary and filed in the office where the election is to be held at least ten days before every election and shall at all times during the usual hours for business and during the whole time of said election, be open to the examination of any stockholder.

     9. Special meetings of the stockholders for any purpose or purposes, unless otherwise proscribed by statute or by the Certificate of Incorporation, may be called by the Chairman of the Board, if there be one, and shall be called by the Chairman of the Board or the Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

    10. Business transacted at all special meetings shall be confined to the objects stated in the call.

    11. Notice of meetings of stockholders shall be delivered personally or mailed, not less than ten nor more than sixty days before the meeting, to each person who appears on the books of the corporation as a stockholder entitled to vote at said meeting, except that where the matter to be acted on is a merger or consolidation or sale, lease or exchange of all or substantially all of the corporation's assets, such notice shall be given not less than twenty nor more than sixty days prior to the meeting. Each such notice shall briefly state the place, date and hour of the meeting and, in the case of a special meeting of stockholders, the purpose or purposes of the meeting.


				DIRECTORS

     12. The number of directors which shall constitute the whole Board for its first meeting shall be three (3). Thereafter the number of directors may be changed to not less than three (3) nor more than eleven
(11) as fixed from time to time by a resolution adopted by a majority of the entire Board of Directors. The directors shall be elected at the annual meeting of stockholders and each director shall be elected to serve until the annual meeting of stockholders next succeeding his election and until his successor shall be elected and shall qualify, or for such shorter term as may be specified at the time of his election. Each employee director of this corporation shall be a holder of Class B Common Stock of the corporation, if any such shares are outstanding.

    13. The property and business of the corporation shall be managed by its Board of Directors which, in addition to the powers and authorities by the Certificate of Incorporation and by these Bylaws expressly conferred upon them, may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute, or by the Certificate of Incorporation, or by these Bylaws directed or required to be exercised or done by the stockholders.

    14. If the office of any director becomes vacant by reason of death, resignation, retirement, disqualification, or otherwise, the directors then in office, although less than a quorum, by a majority vote, may choose a successor or successors, who shall hold office for the unexpired term in respect of which such vacancy occurred.


			 COMMITTEES OF THE BOARD

     15. The Board of Directors may, by resolution passed by majority of the whole Board, designate one or more committees, each committee to consist of three or more of the Directors of the corporation. Any such committee shall have and may exercise all the powers and authority of the Board of Directors to the extent provided in the resolution of the Board. However, no such committee shall have the power or authority of the Board of Directors in reference to amending the Certificate of Incorporation; adopting an agreement of merger or consolidation; recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets; recommending to the stockholders a dissolution of the corporation or a revocation of its dissolution; amending the Bylaws of the corporation; or declaring a dividend or authorizing the issuance of stock.

    16. Regular minutes of the proceedings of any committee appointed by the Board of Directors shall be kept by the Secretary or an Assistant Secretary of the corporation or by a secretary designated from among the members of the committee, and all proceedings shall be reported to the
Board of Directors at its first meeting following the taking of any action by the committee. The minutes of the proceedings shall be transcribed in the regular minute book of the corporation. The presence of a majority of the members of any such committee shall be necessary to constitute a quorum at any meeting, and the affirmative vote of a majority of all the members present at any meeting at which there is a quorum shall be necessary to the taking of any action or the adoption of any resolution.


			COMPENSATION OF DIRECTORS

     17. Directors, as such, shall not receive any stated salary for their services, but by resolution of the Board, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board; but nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

     18. Members of special or standing committees may be allowed like compensation for attending committee meetings.


			  MEETINGS OF THE BOARD

     19. The directors may hold their meetings at such places, either within or without the State of Delaware, as shall, from time to time, be determined by the Board.

     20. The first meeting of the Board of Directors in each year at which a quorum shall be present, held next after the annual meeting of stockholders at which directors shall have been elected, shall be held for the purpose of organization, the election of officers, and the transaction of any other business which may come before the meeting.

    21. Regular meetings of the Board may be held without notice at such time and place as shall from time to time be determined by the Board.

     22. Special meetings of the Board may be called by the Chairman of the Board, the President, or the Executive Vice President or any two directors. The Secretary or other officer performing his duties shall give notice of such meetings either personally or by mail or by telegram at least twenty-four hours before the meeting. Meetings may be held at any time and place without such notice if all the directors are present or if those not present waive notice either before or after the meeting.

    23. Members of the Board of Directors, or any committee thereof, may participate in a meeting of such Board, or committee, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

    24. Whenever any action is required or permitted to be taken by vote at a meeting of the Board of Directors, or any committee thereof, such action may be taken without a meeting if, prior or subsequent to the taking of such action, all members of the Board of Directors, or such committee, consent thereto in writing and such written consent or consents are filed with the minutes of the proceedings of the Board of Directors, or such committee; and each such consent shall have the same effect as a unanimous vote at a meeting of the Board of Directors, or such committee, as the case may be.


				 QUORUM

     25. A majority of the whole number of directors shall be requisite for and shall constitute a quorum at all meetings of the Board for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum, shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation or by these Bylaws. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting until a quorum shall be present.


				OFFICERS

     26. The officers of the corporation may include a Chairman of the Board, a President, an Executive Vice President, one or more Vice Presidents, a General Counsel, a Treasurer, one or more Assistant Treasurers, a Secretary, one or more Assistant Secretaries, a
Controller, and such other officers and agents as may be deemed necessary, who shall be chosen by the Board of Directors as hereinabove provided, and shall hold their offices until their respective successors are chosen and qualified. None of the officers, except the Chairman of the Board if there be one and the President, need be a director. One person may hold the offices of Secretary and Treasurer, or Vice President and Treasurer or Vice President and Secretary, but not the offices of Vice President, Secretary and Treasurer. Any officer elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the whole Board of Directors. If the office of any officer of the corporation shall become vacant for any reason, the Board, by a majority vote of those present at any meeting at which a quorum is present, may choose a successor or successors, who shall hold office for the unexpired term in respect of which such vacancy occurred.

    27. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.


			  CHAIRMAN OF THE BOARD

     28. The Chairman of the Board if there be one, shall preside at all meetings of the Board of Directors and of the stockholders, except when by statute the election of a presiding officer shall be required. He shall exercise or delegate the authority to exercise the functions of the President during the absence or disability of the President. He shall have such other powers and perform such other duties as may be prescribed from time to time by law, by the Bylaws or by the Board of Directors.


				PRESIDENT

     29. The President shall, in the absence of the Chairman of the Board, preside at all meetings of the stockholders and of the Board of Directors. He shall have general supervision of the affairs of the corporation and may sign or countersign all certificates, contracts or other instruments of the corporation, and shall perform such other duties as are incident to his office or are properly required of him by the Board of Directors.


	       EXECUTIVE VICE PRESIDENT - VICE PRESIDENTS

     30. (a) The Executive Vice President, if there be one, shall exercise the functions of the President during the absence or disability of the President. He shall also perform such other and further duties as may from time to time be assigned to him by the Board of Directors.

	 (b) The Vice President - Finance, if there be one, shall be the principal financial and accounting officer of the corporation, shall be generally responsible for the financial and accounting aspects of the corporation and shall supervise and control the offices of the Controller and Treasurer. He shall also perform such other and further duties as may, from time to time, be assigned to him by the Board of Directors.

	 (c) The Vice President or Vice Presidents shall perform the duties of the President or Executive Vice President in their respective absences or during their respective inability to act. Any action taken by a Vice President in performance of the duties of the President or the Executive Vice President shall be prima facie evidence of the absence or inability to act of the President or the Executive Vice President at the time such action was taken. The Vice Presidents shall have such other and further powers and shall perform such other and further duties as may from time to time be assigned to them respectively by the Board of Directors or by the Chairman of the Board, the President or Executive Vice President.


			     GENERAL COUNSEL

     31. The General Counsel, if there be one, shall be the principal legal officer of the corporation. The General Counsel shall be generally responsible for all matters of a legal nature including, but not limited to, administration of all litigation in which the corporation, from time to time, may become involved, review of legal opinions as required in connection with the business of the corporation and review of legal principles involved in contracts of the corporation. He shall report to the President and shall perform such other and further duties as may from time to time be assigned to him by the Board of Directors or the President.


				SECRETARY
			AND ASSISTANT SECRETARIES

     32. The Secretary shall attend all meetings of the Board of Directors and of the stockholders and record all votes and the minutes of all proceedings in a book or books to be kept by him for that purpose; and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors, or the Chairman of the Board, under whose supervision he shall be. Any records kept by him shall be the property of the corporation and shall be restored to the corporation in case of his death, resignation, retirement or removal from office. He shall be the custodian of the seal of the corporation, and, when authorized by the Board of Directors or by the Chairman of the Board, the President or any Vice President, shall affix the same to all instruments requiring it and shall attest the same. He shall have control of the stock ledger, stock certificate book and other formal records and documents relating to the corporate affairs of the corporation.

	 The Assistant Secretary or Assistant Secretaries shall assist the Secretary in the performance of his duties and shall exercise and perform his powers and duties in his absence or inability, and such powers and duties as may be conferred or required by the Board of Directors.


				TREASURER
			AND ASSISTANT TREASURERS

     33. (a) The Treasurer shall have the custody of the funds and securities of the corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

	 (b) He shall disburse the funds of the corporation in such manner as may be ordered by the Board of Directors or by the Chairman of the Board or the President or any Vice President, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board or the President or the Vice President - Finance, and to the directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the corporation.

	 (c) The Treasurer shall exercise the powers and duties of his office subject to the supervision and control of the Vice President - Finance, if there be one. He shall have such other and further powers and shall perform such other and further duties as may, from time to time, be assigned to him by the Board of Directors.

	 (d) He shall give the corporation a bond, if required by the Board of Directors, in such sum and in form and with one or more sureties satisfactory to the Board for the faithful performance of the duties of his office, and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

     The Assistant Treasurer or Assistant Treasurers shall assist the Treasurer in the performance of his duties and shall exercise and perform his powers and duties, in his absence or inability, and such powers and duties as may be conferred or required by the Board of Directors.


			       CONTROLLER

     34. The Controller of the corporation, subject to the supervision and control of the Vice President - Finance, if there be one, shall have full control of all the books of account of the corporation and keep a true and accurate record of all property owned by it, of its debts and of its revenues and expenses and shall keep all accounting records of the corporation other than the record of receipts and disbursements and those relating to the deposit or custody of money and securities of the corporation, which shall be kept by the Treasurer, and shall also make reports to the Chairman of the Board, if there be one, the President, the Vice President - Finance, if there be one, and the Directors and others of or relating to the financial condition of the corporation. He shall have such other and further powers and shall perform such other and further duties as may be assigned to him from time to time by the Board of Directors. If a Controller shall not be elected, the duties of the office of the Controller shall be included as part of those of the Treasurer.


		   DUTIES OF OFFICERS MAY BE DELEGATED

    35. In case of the absence of any officer of the corporation, or for any other reason that the Board of Directors may deem sufficient, the Board may delegate, for the time being, the powers or duties, or any of them, of such officer to any other officer or to any director.


	   RIGHT OF INDEMNIFICATION OF DIRECTORS AND OFFICERS

     36. (a) Each director and officer who was, or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, may be indemnified by the corporation against expenses (including attorneys'
fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that this conduct was unlawful.

	 (b) Each director and officer who was, or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit, by or in the right of the corporation, to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, may be indemnified by the corporation against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation, unless, and only to the extent that, the Court of Chancery of the State of Delaware, or the court in which such action or suit was brought, shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or such other court shall deem proper.

	 (c) To the extent that a director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) or (b) of this section, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

	 (d) Any indemnification under subsections (a) or (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in such subsection. Such determination shall be made:

	    (1) By the Board of Directors by a majority vote of a quorum
consisting  of                       directors who were not  parties  to
such action, suit, or proceeding, or

	     (2)  If  such  a  quorum  is not obtainable,  or,  even  if
obtainable,   a   majority  vote                    of   a   quorum   of
disinterested directors so directs, by independent legal counsel in a written opinion, or

	    (3) By the stockholders.

	 (e) Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized by this section.

	 (f) The indemnification provided by this section shall not be deemed exclusive of any other rights to which those seeking indemnification may be otherwise entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer, and shall inure to the benefit of the heirs, executors, and administrators of such a person.


		      STOCKS OF OTHER CORPORATIONS

     37. The Board of Directors shall have the right to authorize any director, officer or other person on behalf of the corporation to attend, act and vote at meetings of the stockholders of any corporation in which the corporation shall hold stock, and to exercise thereat any and all rights and powers incident to the ownership of such stock, and to execute waivers of notice of such meetings and calls therefor; and authority may be given to exercise the same either on one or more designated occasions, or generally on all occasions until revoked by the Board. In the event that the Board shall fail to give such authority, such authority may be exercised by the Chairman of the Board or President in person or by proxy appointed by him on behalf of the corporation.



			  CERTIFICATES OF STOCK

     38. The certificates of stock of the corporation shall be numbered and shall be entered in the books of the corporation as they are issued. They shall be in the form approved by the Board of Directors. They shall exhibit the holder's name and number of shares and shall be signed by the Chairman of the Board or President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, and the seal of the corporation shall be affixed thereto. Where any such certificates of stock are signed by a transfer agent or transfer clerk and by a registrar, the signatures of the Chairman of the Board or President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary upon any such certificates, if authorized by the Board of Directors, may be made by engraving, lithographing or printing thereon a facsimile of such signatures, in lieu of actual signatures, and such facsimile signatures so engraved, lithographed or printed thereon shall have the same force and effect as if such officers had actually signed the same.

	 In case any officer or officers who shall have signed or whose facsimile signature or signatures shall have been affixed to any such certificate or certificates, shall cease to be such officer or officers of the corporation before such certificate or certificates shall have been delivered by the corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate, or whose facsimile signature or signatures shall have been affixed thereto had not ceased to be such officer or officers of the corporation.


			   TRANSFERS OF STOCK

     39. No holder of Class B Common Stock of the corporation, desirous of selling or transferring any share or shares of such Class B Common Stock of the corporation, shall have the power to sell or transfer any such share or shares unless and until he shall first have offered the same for sale to the corporation at the actual price at which it is proposed to sell or transfer the same. Such offer shall be made in writing signed by such stockholder and sent by mail to the corporation at its principal place of business, and shall remain good for acceptance by the corporation for a period of thirty days from the date of receipt thereof and shall be accompanied by a written offer signed by the proposed purchaser, giving his name and address and his offering price. Any pledgee of any share or shares of Class B Common Stock of the corporation, before bringing any suit, action or proceedings, or doing any act to foreclose his pledge, shall first offer such stock for sale to the corporation at the fair market value of such stock. Such offer shall remain good for acceptance by the corporation for a period of thirty days after receipt thereof. In case an offer above referred to shall not be accepted by the corporation within such thirty-day period, such share or shares may be sold or transferred to such proposed purchaser. The provisions contained herein shall be embodied in, written, printed or stamped on each certificate of the Class B Common Stock of the corporation, and thereupon shall be a part thereof, binding upon each and every present or future holder or owner thereof.

    40. Transfers of stock shall be made on the books of the corporation only by the person named in the certificate or by attorney, lawfully constituted in writing, and upon surrender of the certificate therefor.


	     CLOSING OF TRANSFER BOOKS OR FIXING RECORD DATE

     41. (a) The Board of Directors shall have the power to close the stock transfer books of the corporation for a period not exceeding sixty days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or for a period of not exceeding sixty days in connection with obtaining the consent of stockholders for any purpose, during which period no transfer of stock shall be made on the books of the corporation; provided, however, that in lieu of closing the transfer books as aforesaid, the Board of Directors shall have power to fix, in advance, a date, which shall not be more than sixty nor less than ten days before the date of such meeting, as the record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders (of the class or classes entitled to vote or participate in such dividend, allotment of rights, or change, conversion or exchange of capital stock, as the case may be), as shall be stockholders of record on the date so fixed shall be entitled to such notice of and to vote at such meeting and any adjournment thereof, or to receive payment of such dividends, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of stock on the books of the corporation, or the original issue of any such stock, after any such record date fixed as aforesaid.

	 (b) When a determination of stockholders of record entitled to notice of, or to vote at, any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting.


			 REGISTERED STOCKHOLDERS

     42. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of Delaware.


			    LOST CERTIFICATES

     43. Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact, whereupon a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to be lost or destroyed; provided, however, that the Board of Directors may require, as a condition to the issuance of a new certificate, a bond of indemnity in such form and amount and with such surety or sureties, or without surety, as the Board of Directors shall determine and may also require the advertisement of such loss in such manner as the Board may prescribe.


		       BOOKS, ACCOUNTS AND RECORDS

     44. Except as otherwise provided by law, the books, accounts and records of the corporation may be kept within or without the State of Delaware at such place as the Board of Directors shall from time to time determine.


			CHECKS, DRAFTS AND NOTES

     45. All checks or demands for money and notes of the corporation shall be signed by such person or persons (who may or may not be an officer or officers of the corporation) as the Board of Directors may from time to time designate, either directly or through such officers of the corporation as shall, by resolution of the Board of Directors, be authorized to designate such person or persons.

	 If authorized by the Board of Directors, the signatures of the authorized signers upon checks drawn on the payroll, general and dividend accounts of this corporation may be made by printing thereon a facsimile of such signatures, in lieu of actual signatures, and such facsimile signatures so printed thereon shall have the same force and effect as if such authorized signers had actually signed the same.


			       FISCAL YEAR

    46. The fiscal year shall be fixed by the Board of Directors.


				DIVIDENDS

     47. Dividends upon the capital stock of the corporation may be declared by the Board of Directors at any regular or special meeting out of retained earnings of the corporation.

	 Before payment of any dividend or making any distribution of surplus, there may be set aside out of surplus such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interests of the corporation.



				 NOTICES

    48. Whenever under the provisions of these Bylaws notice is required to be given to any director, officer or stockholder, it shall not be construed to require personal notice, but such notice may be given in writing, either by telegram, or by mail, by depositing the same in a post office, letter-box or mail chute, maintained by the U.S. Postal Service, in a postpaid sealed wrapper, addressed to such stockholder, officer or director at his address as the same appears on the books of the corporation, and any notice so sent shall be deemed to have been given at the time when the same shall be so sent.


			    WAIVER OF NOTICE

     49. Whenever any notice whatever is required to be given under the provisions of any statute or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting of stockholders, directors or any committee of directors, as the case may be, shall constitute a waiver of notice of such meeting, except where the person is attending the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.


			       AMENDMENTS

     50. These Bylaws may be altered, amended, repealed or added to by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote or by the Board of Directors acting as above provided; provided, however, that no change of the time or place of a meeting for the election of directors, as fixed by these Bylaws, shall be made within sixty days next before the day on which such election is to be held, and that in case of any change of such time or place, notice thereof shall be given to each stockholder in person or by letter mailed to his last known post office address, at least twenty days before the election is held.